                                                                 Exhibit (d)(iv)

Control No._____________   Maximum Primary Subscription Shares Available______

         THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, MARCH 18, 1999

                             PACHOLDER FUND, INC.
                            RIGHTS FOR COMMON STOCK

                           Subscription Certificate

Pacholder Fund, Inc. (the "Fund") issued to its shareholders of record ("Record Date Shareholders"), as of the close of business on February 23, 1999 (the "Record Date"), non-transferable rights ("Rights") entitling the holders thereof to subscribe for shares ("Shares") of the Fund's common stock, par value $.01 per share (the "Common Stock"), at a rate of one Share for every three Rights held (1-for-3). The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus dated February ___, 1999 (the "Prospectus") incorporated herein by reference. The owner of this Subscription Certificate, or assignee, is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders issued fewer than three Rights are entitled to subscribe for one Share pursuant to the Primary Subscription. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription (other than those Rights which cannot be exercised because they represent the right to subscribe for less than one Share) are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION
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                   Primary Subscription Entitlement (1-for-3)
                   --------------------------------

No. of shares owned on the Record Date  300 (division symbol) 3 = 100 new shares
                                        ---                  ---  ---
                           (equals no. of Rights issued)      (ignore fractions)


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                        THE RIGHTS ARE NON-TRANSFERABLE


                               SUBSCRIPTION PRICE

The Subscription Price will be 95% of the net asset value of a share of Common Stock as of the close of business on the Expiration Date.

                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE FOR THE SHARES SUBSCRIBED, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., EASTERN TIME, ON MARCH 18, 1999 ("THE EXPIRATION DATE").

Full payment of the Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and, the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to Pacholder Fund, Inc. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third Business Day (March 23, 1999) after the Expiration Date (March 18, 1999). For additional information, see the Prospectus.

Certificates for the Shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.

                                               Account #
                                               Control #:
                                                        Number of Rights Issued:
                                               CUSIP #:  693742108
                                                             (continued on back)

    BY FIRST CLASS MAIL:                    BY OVERNIGHT COURIER:                    BY HAND:
    EquiServe L.P.                          EquiServe L.P.                           Securities Transfer & Reporting
    Corporate Actions Dept.                 Corporate Actions Dept.                  Services, Inc.
    P.O. Box 9573                           40 Campanelli Drive                      c/o EquiServe  L.P.
    Boston, Massachusetts  02205-8686       Braintree, Massachusetts  02184          100 William Street, Galeria
                                                                                     New York, New York  10038

        Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

--------------------------------------------------------------------------------
SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)
            ---------------------
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:
 I apply for ALL of my entitlement of new shares pursuant to the Primary
  Subscription.______________________x $         = $______
                (no. of new shares)
 I apply for new shares pursuant to the Over-Subscription
  Privilege/*/_______________________x $         = $______
             (no. of additional shares)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:
I apply for_________________________________________________x $   = $_________
                             (no. of new shares)

                                  Amount of check enclosed $_____________

SECTION 2:  SUBSCRIPTION AUTHORIZATION
            --------------------------

  I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege.

  I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.
  Signature of subscriber(s)_________________________________________________

                        _____________________________________________________

                        _____________________________________________________

  Telephone number (including area code) (___)_______________________________
  If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.
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SECTION 3:  DESIGNATION OF BROKER-DEALER
            ----------------------------
The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
FIRM:____________________________________________________________________
REPRESENATIVE NAME:______________________________________________________
REPRESENTATIVE NUMBER:___________________________________________________
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------------------

/*/ You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.
     ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, SHAREHOLDER COMMUNICATIONS CORPORATION, TOLL FREE AT (800) 733-8481, EXT. 480.